Page 1                                                                                                EXHIBIT 99.1

CONTACT:         Corporate Communications
404-715-2554

Investor Relations
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Delta Air Lines Secures $2.5 Billion Exit Financing

ATLANTA, Jan. 30, 2007 - Delta Air Lines (Other OTC: DALRQ) announced today that it has obtained commitments for a $2.5 billion exit financing facility, marking a significant step forward for the company’s plan to exit bankruptcy in Spring 2007 as a strong, well-capitalized standalone carrier.

The exit facility will be co-led by six financial institutions - JPMorgan, Goldman Sachs & Co., Merrill Lynch, Lehman Brothers, UBS, and Barclays Capital - and will consist of a $1 billion first-lien revolving credit facility, a $500 million first-lien Term Loan A, and a $1 billion second-lien Term Loan B. The facility will be secured by substantially all of the first-priority collateral in the existing debtor-in-possession facilities.

Edward H. Bastian, Delta’s executive vice president and chief financial officer, said: “This is an important milestone in the successful implementation of our restructuring plan. The competitive terms and unique structure of this financing package reflect our considerable progress and the soundness of Delta’s standalone plan of reorganization. We appreciate the confidence the financial markets are showing by making this commitment in support of Delta’s standalone plan. We look forward to partnering with our lenders through the exit process and into the future.”

As co-lead arrangers of the exit facility, the financial institutions made the following statements in support of the proposed transaction:

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"JPMorgan is pleased to partner with our long-time client Delta in leading their benchmark financing. We are looking forward to aiding Delta in their successful reorganization and standalone exit from bankruptcy.”

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"Goldman Sachs appreciates the opportunity to take a leadership role in Delta's landmark exit financing and believes Delta is well positioned to emerge from bankruptcy.  Goldman Sachs has had a long-standing relationship with Delta and looks forward to helping Delta pursue its strategic plan."

•	"We are pleased to help lead Delta's exit financing. Merrill Lynch looks forward to continuing to work with Delta Air Lines as the company executes its standalone strategic plan."
•	"Lehman Brothers is delighted to play a leading role in this important financing for Delta, and to support the company as it emerges from bankruptcy as a strong global carrier.”

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•	“UBS is excited to be involved in Delta's exit financing and helping Delta emerge on a standalone basis."
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“Delta Air Lines is an icon in the airline industry and Barclays Capital is honored to play a key role in the remarkable turnaround of the last 16 months. We look forward to contributing to the next chapters of this impressive story.”

Proceeds from the facility will be used by Delta to repay its $2.1 billion debtor-in-possession credit facilities led by GE Capital and American Express, to make other payments required upon exit from bankruptcy, and to increase its already strong cash balance.

Mr. Bastian continued, “Delta has made enormous progress over the past 16 months in transforming the airline into a strong, healthy, and vibrant competitor. While many companies use the bankruptcy process simply to shore up their balance sheet and reduce debt, our company undertook a top-to-bottom re-engineering that touched every aspect of how we do business. We are using the bankruptcy process to improve and strengthen our airline.”

Delta’s accomplishments have included:
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Reduced costs and improved unit revenues, positioning the airline to emerge from Chapter 11 with the lowest unit costs of any network carrier. Delta has improved productivity and eliminated approximately $2 billion in annual costs.

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A stronger, more balanced network as a result of rapid expansion of international routes with the highest profit potential. In the past year Delta has undertaken the largest international expansion in its history, and is a leader across the Atlantic with flights to 31 trans-Atlantic destinations.

•	Significantly reduced net debt from $17 billion to an anticipated $7.5 billion by the end of 2007.
•	Improved liquidity position, totaling $2.6 billion in unrestricted cash, cash equivalents and short-term investments as of December 31, 2006.
•	An expected consolidated equity value upon exiting Chapter 11 estimated by The Blackstone Group to be between $9.4 billion and $12 billion.

Importantly, customer service standards and operational performance were improved as Delta achieved these gains, with the prestigious J.D. Power and Associates customer satisfaction survey for 2006 ranking Delta as one of the top two domestic network airlines.

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About Delta
Delta Air Lines offers customers service to more destinations than any global airline with Delta and Delta Connection carrier service to 303 destinations in 52 countries. With more than 50 new international routes added in the last year, Delta is America’s fastest growing international airline and is a leader across the Atlantic with flights to 31 trans-Atlantic destinations. To Latin America and the Caribbean, Delta offers more than 400 weekly flights to 56 destinations. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on more than 14,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam and worldwide codeshare partners, Delta offers flights to 459 worldwide destinations in 97 countries. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time; our ability to prosecute, confirm and consummate our proposed plan of reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by such plan of reorganization or upon which consummation of such plan may be conditioned; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; our ability to obtain and maintain normal terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; our ability to maintain adequate liquidity to fund and execute our business plan during the Chapter 11 proceedings and in the context of our proposed plan of reorganization and thereafter; our ability to comply with financial covenants in our financing agreements; our ability to implement our business plan successfully; the cost of aircraft fuel; labor issues; pension plan funding obligations; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; restructurings by competitors; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-K, filed on March 27, 2006 and its Form 10-Q, filed on November 9, 2006.

The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these liabilities or securities.

We believe that our currently outstanding common stock will have no value and will be canceled under the plan of reorganization, and that the value of our various pre-petition liabilities and other securities is highly speculative.  Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Investors and other interested parties can obtain information about Delta’s Chapter 11 filing on the Internet at delta.com/restructure. Court filings and claims information are available at deltadocket.com. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of January 30, 2007, and which Delta has no current intention to update.

None of the statements in this presentation are a solicitation of votes for or against any plan of reorganization. Any such solicitation will only be made through a disclosure statement approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

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Note 1: The following table shows a reconciliation of certain financial measures adjusted for the items shown below.

(in millions)	June 30, 2005

Long-term debt and capital leases		$14,082

Aircraft rent for the twelve months ended June 30, 2005	$647
Multiplied by 7	7
Implied aircraft debt		4,529

Adjusted total debt		$18,611

Less:
Cash and cash equivalents	(1,341)
Short-term investments	(330)
Total cash and cash equivalents and short-term investments		(1,671)

Adjusted net debt		$16,940

Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces total debt by cash and cash equivalents and short-term investments, to present the amount of additional assets needed to satisfy the debt.

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